EXHIBIT 99.1

CONTACT: DENNIS WELLS or
FOR IMMEDIATE RELEASE	RON STOWELL
DATE: AUGUST 20, 2015	(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2015,
DECLARES REGULAR CASH DIVIDEND, INCREASES CASH DIVIDEND RATE FOR
FISCAL YEAR 2016, AND APPOINTS DENNIS W. WELLS TO THE BOARD OF DIRECTORS

Cincinnati, OH; August 20, 2015 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported fourth quarter net sales of $76,073,000, an increase of 3% as compared to $73,858,000 in the same period of the prior fiscal year;

•	reported fourth quarter net income of $1,643,000, or $0.07 per share, as compared to a net loss of $(796,000), or $(0.03) per share, for the same period of the prior fiscal year;

•	reported fiscal year 2015 net sales of $307,857,000, an increase of 3% as compared to $299,463,000 in the prior fiscal year;

•	reported fiscal year 2015 net income of $5,151,000, or $0.21 per share, an increase of 454% as compared to net income of $930,000, or $0.04 per share, for the prior fiscal year;

•	declared a regular quarterly cash dividend of $0.03 per share payable September 8, 2015 to shareholders of record August 31, 2015, and increased the regular quarterly dividend rate to $0.04 per share for fiscal 2016; and

•	reported the appointment of Dennis W. Wells, Chief Executive Officer and President, to the Board of Directors, effective immediately.

Financial Highlights	Three Months Ended June 30			Year Ended June 30
(In thousands, except per share data; unaudited)	2015	2014	% Change	2015	2014	% Change
Net Sales	$76,073	$73,858	3%	$307,857	$299,463	3%
Operating Income (Loss) as reported	$2,193	$(1,086)	n/m	$7,533	$2,318	225%
Intangible asset impairment	--	805	n/m	--	805	n/m
Severance costs	421	--	n/m	1,083	--	n/m
Self-insured death benefit	--	--	n/m	1,000	--	n/m
(Loss) on sale of assets, net	--	--	n/m	222	--	n/m
Operating Income (Loss) as adjusted (a)	$2,614	$(281)	n/m	$9,838	$3,123	215%

Financial Highlights (continued)	Three Months Ended June 30			Year Ended June 30
(In thousands, except per share data; unaudited)	2015	2014	% Change	2015	2014	% Change
Net Income (Loss) as reported	$1,643	$(796)	n/m	$5,151	$930	454%
Net Income as adjusted	$1,912	$80	n/m	$6,719	$1,806	272%
Earnings (loss) per share (diluted) as reported	$0.07	$(0.03)	n/m	$0.21	$0.04	425%
Earnings (loss) per share (diluted) as adjusted	$0.08	$ --	n/m	$0.27	$0.07	286%

	6/30/15	6/30/14
Working Capital	$83,967	$76,788
Total Assets	$182,379	$169,888
Long-Term Debt	$ nil	$ nil
Shareholders' Equity	$142,952	$138,412

(a)
The Company incurred net pre-tax severance costs of $421,000 and $1,083,000 in the fourth quarter and full year periods of fiscal 2015, respectively.  Additionally, the Company recorded a $1,000,000 self-insured death benefit expense in the third quarter of fiscal 2015 related to the Company's former Chairman and Chief Executive Officer.  The Company also sold a manufacturing facility as well as a subsidiary in the first quarter of fiscal 2015, both of which netted to a pre-tax net loss of $222,000.  The Company incurred a pre-tax intangible asset impairment loss of $805,000 in the fourth quarter of fiscal 2014.  Operating income (loss), net income (loss), and earnings (loss) per share (diluted) before severance costs, self-insured death benefit expense, sale of assets, intangible asset impairment expense, state tax code change, and tax effect of the utilization of a long-term capital loss are Non-GAAP financial measures (see pages 4 and 5).

Management Comments and Outlook

Dennis W. Wells, Chief Executive Officer and President, commented, "I am pleased to report that we are on the road to significant profit improvement, as evidenced by the fourth quarter and fiscal 2015 operating results.  Looking ahead, with additional emphasis on sales growth, fiscal 2016 promises to be a good year.

"We have, in my view, achieved nearly all of the objectives we set out to accomplish during the fiscal 2015 "turnaround" phase of LSI Industries.  More specifically, we added key experienced senior executives to our management bench; hired successful talent to muscle-build our sales team; implemented the LSI Business System; and took a wide range of actions to reduce costs, increase manufacturing efficiency, and improve product quality and customer satisfaction.  As profits and margins improved, we followed suit by increasing our cash dividend rate.  My overall mission remains that of developing shareholder value through higher sales, earnings, and cash dividends as LSI moves forward.  As I see it, we have managed LSI through the critical turnaround phase to the beginning of a more steady and predictable continuous improvement phase.

"From a strategic standpoint, our high-priority focus is to demonstrate to customers how LSI can be their value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Image is fundamental to our growth strategy.

"We are off to a strong start in both sales and profit growth early in the first quarter, and I look forward to reporting solid and measurable continuous improvements during fiscal 2016."

Fourth Quarter Fiscal 2015 Results

Net sales in the fourth quarter of fiscal 2015 were $76,073,000, an increase of 3% as compared to last year's fourth quarter net sales of $73,858,000.  Lighting Segment net sales increased 1.0% to $55,538,000, Graphics Segment net sales increased 43.7% to $15,239,000, Technology Segment net sales decreased 34.1% to $5,296,000 and All Other Category net sales decreased to zero as a result of the sale early in fiscal 2015 of the only subsidiary reported therein.  In the fourth quarter of fiscal 2015 the Company recorded a pre-tax severance cost expense of $421,000, with no comparable item in the fourth quarter of fiscal 2014.  In the fourth quarter of fiscal 2014 the Company recorded a pre-tax intangible asset impairment of $805,000, with no comparable item in the fourth quarter of fiscal 2015.  The fiscal 2015 fourth quarter net income of $1,643,000, or $0.07 per share, compares to the fiscal 2014 fourth quarter net loss of $(796,000), or $(0.03) per share.  Earnings per share represents diluted earnings per share.

Fiscal 2015 Results

Net sales in fiscal 2015 were $307,857,000, an increase of 3% as compared to last year's net sales of $299,463,000.  Lighting Segment net sales decreased 1.2% to $219,920,000, Graphics Segment net sales increased 27.3% to $64,895,000, Technology Segment net sales decreased 6.2% to $23,001,000 and All Other Category net sales decreased 97% to $41,000 as a result of the sale early in fiscal 2015 of the only subsidiary reported therein.  In fiscal 2015 the Company recorded $1,083,000 of pre-tax severance costs, and a $1,000,000 self-insured death benefit expense with no comparable items in fiscal 2014.  Also in fiscal 2015 the Company recorded a $343,000 pre-tax gain on the sale of a manufacturing facility in the Graphics Segment, sold a subsidiary that had been reported in the All Other Category for $1,928,000 and recorded a pre-tax loss of $565,000 in Corporate Administrative expenses, and recorded a $101,000 income tax benefit related to the utilization of a portion of this long-term capital loss, all with no comparable items in fiscal 2014.  In fiscal 2014 the Company recorded a $362,000 tax expense related to a state tax code change and a $805,000 pre-tax intangible asset impairment, with no comparable items in fiscal 2015.  The fiscal 2015 net income of $5,151,000, or $0.21 per share, increased 454% from fiscal 2014 net income of $930,000, or $0.04 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at June 30, 2015 included current assets of $120.8 million, current liabilities of $36.8 million and working capital of $84.0 million, which includes cash of $26.4 million.  The current ratio was 3.3 to 1.  The Company has shareholders' equity of $143.0 million, no long-term debt, and borrowing capacity on its commercial bank facility as of June 30, 2015 of $30.0 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $30 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.03 per share in connection with the fourth quarter of fiscal 2015 payable September 8, 2015 to shareholders of record as of August 31, 2015.  In addition, the regular quarterly cash dividend was increased to $0.04 per share for fiscal 2016, an indicated annual rate of $0.16 per share. The Board of Directors has adopted a policy regarding dividends which indicates that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant.

Appointment of New Director

The Board of Directors appointed Dennis W. Wells as a director of the Company, effective immediately.  Mr. Wells has been Chief Executive Officer and President of LSI Industries since October 2014.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income and earnings per share for the three and twelve month periods ended June 30, 2015 and June 30, 2014.  Adjusted net income and earnings per share, which exclude the impact of a state tax code change, intangible asset impairment, severance costs, self-insured death benefit expense, the sale of a manufacturing facility, the sale of a subsidiary, and the tax benefit of utilization of a portion of the related long-term capital loss are non-GAAP financial measures.  We believe that these are useful as a supplemental measures in assessing the operating performance of our business.  These measures are used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of these non-GAAP financial measures to the net income (loss) and earnings (loss) per share reported for the periods indicated.

(in thousands, except per share data; unaudited)	Fourth Quarter
	FY 2015	Diluted EPS	FY 2014	Diluted EPS
Reconciliation of net income (loss) to adjusted net income (loss):
Net income (loss) and earnings (loss) per share as reported	$1,643	$0.07	$(796)	$(0.03)
Adjustment for net severance costs, inclusive of the income tax effect	269	0.01	--	--
Adjustment for a state tax code change	--	--	362	0.01
Adjustment for intangible asset impairments, inclusive of the income tax effect	--	--	514	0.02
Adjusted net income and earnings per share	$1,912	$0.08	$80	$ --

(in thousands, except per share data; unaudited)	Twelve Month Period
	FY 2015	Diluted EPS	FY 2014	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings per share as reported	$5,151	$0.21	$930	$0.04
Adjustment for a state tax code change	--	--	362	0.01
Adjustment for intangible asset impairments, inclusive of the income tax effect	--	--	514	0.02
Adjustment for severance costs, inclusive of the income tax effect	691	0.03	--	--
Adjustment for self-insured death benefit expense, inclusive of the income tax effect	637	0.03	--	--
Adjustment for the gain on the sale of a manufacturing facility, inclusive of the income tax effect	(224)	(0.01)	--	--
Adjustment for the loss on sale of a subsidiary	565	0.02	--	--
Income tax effect of utilization of a long-term capital loss	(101)	--	--	--
Adjusted net income and earnings per share	$6,719	$0.27	$1,806	$0.07

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the Company's ability to maintain an effective system of internal control over financial reporting, our ability to remediate any material weaknesses in our internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

Leadership.  Strength.  Innovation.  These are the key values upon which LSI Industries Inc. was founded in 1976.  Today LSI demonstrates these values in our dedication to advancing technology throughout all aspects of our business.  From product solutions to production techniques, we are committed to American innovation through technology.  The fundamental core strategy of LSI Industries is "Lighting + Graphics + Technology = Complete Image Solution."

We are a vertically integrated manufacturer which combines technology, design and manufacturing to produce efficient, high quality lighting and graphics products.  We are dedicated to advancing solid-state LED technology to make affordable, high performance, energy efficient lighting and custom graphic products that provide value to our customers.  We offer design support, engineering, installation and project management for custom lighting and graphics rollout programs for the retail environment.

Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).

For further information, contact either Dennis Wells, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

Condensed Consolidated Statements of Operations	Three Months Ended June 30		Twelve Months Ended June 30
(in thousands, except per share data; unaudited)	2015	2014	2015	2014
Net sales	$76,073	$73,858	$307,857	$299,463
Cost of products and services sold	57,092	58,154	233,408	234,165
Gross profit	18,981	15,704	74,449	65,298
Selling and administrative expenses	16,788	16,790	66,916	62,980
Operating Income (loss)	2,193	(1,086)	7,533	2,318
Interest expense, net	2	10	19	51
Income (loss) before income taxes	2,191	(1,096)	7,514	2,267
Income tax expense	548	(300)	2,363	1,337
Net income (loss)	$1,643	$(796)	$5,151	$930

Income (loss) per common share
Basic	$0.07	$(0.03)	$0.21	$0.04
Diluted	$0.07	$(0.03)	$0.21	$0.04

Weighted average common shares outstanding
Basic	24,571	24,424	24,496	24,388
Diluted	24,969	24,424	24,638	24,546

Condensed Consolidated Balance Sheets
(in thousands, unaudited)	June 30, 2015	June 30, 2014
Current Assets	$120,814	$106,077
Property, Plant and Equipment, net	43,188	44,282
Other Assets	18,377	19,529
	$182,379	$169,888

Current Liabilities	$36,847	$29,289
Long-Term Debt	--	--
Other Long-Term Liabilities	2,580	2,187
Shareholders' Equity	142,952	138,412
	$182,379	$169,888